Exhibit 10.3

Stock Appreciation Rights Agreement

This Stock Appreciation Rights Agreement (this "Agreement") is made and entered into as of [DATE] by and between Zomedica Corp., a corporation organized under the laws of the Province of Alberta (the "Corporation") and [EMPLOYEE NAME] (the "Participant").

Grant Date: ____________________________________

Number of SARs: ________________________________

Exercise Price per SAR: __________________________

Expiration Date: _________________________________

1.Grant of SARs.
1.1Grant. The Corporation hereby grants to the Participant an aggregate of [NUMBER] stock appreciation rights (the "SARs"). Each SAR entitles the Participant to receive, upon exercise, an amount equal to the excess of (a) the Fair Market Value of a share of Common Stock on the date of exercise, over (b) the Exercise Price (the "Appreciation Value"). The SARs are being granted pursuant to the terms of the Corporation’s 2024 Stock Appreciation Rights Plan (the "Plan").
1.2Consideration; Subject to Plan. The grant of the SARs is made in consideration of the services to be rendered by the Participant to the Corporation or its Affiliates and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.
2.Vesting.
2.1Vesting Schedule. The SARs will vest and become exercisable as follows:

25% of the SARs are vested on the first anniversary of the Grant Date, and the remaining SARs will be vested 1/48th per month on the ___ day of each month, commencing on ____________, 202_, over the next 36 months. Except as otherwise provided in this Agreement, the unvested SARs will not be exercisable on or after the Participant's termination of Continuous Service.

2.2Expiration. The SARs will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.
3.Termination of Continuous Service.
3.1Termination for Reasons Other Than Cause, Death or Disability. If the Participant's Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested SARs, but only within such period of time ending on the earlier of (a) the date that is 90 days following the termination of the Participant's Continuous Service or (b) the Expiration Date.
3.2Termination for Cause. If the Participant's Continuous Service is terminated for Cause, the SARs (whether vested or unvested) shall immediately terminate and cease to be exercisable.
3.3Termination due to Disability. If the Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise the vested SARs, but only within such period of time ending on the earlier of (a) the date 12 months following the Participant's termination of Continuous Service or (b) the Expiration Date.
3.4Termination due to Death. If the Participant's Continuous Service terminates as a result of the Participant's death, the vested SARs may be exercised by the Participant's estate, by a person who acquired the right to exercise the SARs by bequest or inheritance or by the person designated to exercise the SARs upon the Participant's death, but only within the time period ending on the earlier of (a) the date 12 months following the Participant's termination of Continuous Service or (b) the Expiration Date.
4.Manner of Exercise.
4.1When to Exercise. Except as otherwise provided in the Plan or this Agreement, the Participant (or in the case of exercise after the Participant's death or incapacity, the Participant's beneficiary, executor, administrator, heir or legatee, as the case may be) may exercise his or her vested SARs, in whole or in part, at any time after vesting and until the Expiration Date or earlier termination pursuant to Section 3 hereof, by following the procedures set forth in this Section 4. If partially exercised, the Participant may exercise the remaining unexercised portion of the SARs at any time after vesting and until the Expiration Date or earlier termination pursuant to Section 3 hereof. No SARs shall be exercisable after the Expiration Date.
4.2Election to Exercise. To exercise the SARs, the Participant (or in the case of exercise after the Participant's death or incapacity, the Participant's beneficiary, executor, administrator, heir or legatee, as the case may be) must deliver to the Corporation a written notice (or notice through another previously approved method, which could include a web-based or e-mail system) substantially in the form of Exhibit A to the Chief Financial Officer of the Corporation which sets forth the number of SARs being exercised, together with any additional documents the Corporation may require. Each such notice must satisfy whatever then-current procedures apply to the SARs and must contain such representations as the Corporation requires.
4.3Documentation of Right to Exercise. If someone other than the Participant exercises the SARs, then such person must submit documentation reasonably acceptable to the Corporation verifying that such person has the legal right to exercise the SARs.

4.4Date of Exercise. The SARs shall be deemed to be exercised on the business day that the Corporation receives a fully executed exercise notice. If the notice is received after business hours on such date, then the SAR shall be deemed to be exercised on the business date immediately following the business date such notice is received by the Corporation.
5.Tax Liability and Withholding.
5.1The Corporation shall have the right to withhold any applicable federal, state and local taxes from the Appreciation Value.
5.2Notwithstanding any action the Corporation takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Corporation (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the SARs and (b) does not commit to structure the SARs to reduce or eliminate the Participant's liability for Tax-Related Items.
6.Form of Payment. Upon the exercise of all or a portion of the SARs, the Participant shall be entitled to a cash payment equal to the Appreciation Value of the SARs being exercised, less any amounts withheld pursuant to Section 5.
7.Section 409A; No Deferral of Compensation. Neither the Plan nor this Agreement is intended to provide for the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code (the "Code"). The Corporation reserves the right to unilaterally amend or modify the Plan or this Agreement, to the extent the Corporation considers it necessary or advisable, in its sole discretion, to comply with, or to ensure that the SARs granted hereunder are not subject to, Section 409A of the Code.
8.No Right to Continued Employment. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Corporation. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Corporation to terminate the Participant's Continuous Service at any time, with or without Cause.
9.Transferability. The SARs are not transferable by the Participant other than to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by him or her. No assignment or transfer of the SARs, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the SARs will terminate and become of no further effect.
10.Change in Control.

10.1Effect on SARs. In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the SARs shall become immediately vested and exercisable.
10.2Cash-out. In the event of a Change in Control, the Board may, in its discretion and upon at least ten (10) days' advance notice to the Participant, cancel the SARs and pay to the Participant the Appreciation Value of the SARs based upon the price per share of Common Stock received or to be received by other shareholders of the Corporation in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the SAR equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Board may cancel the SAR without the payment of consideration therefor.
11.Adjustments. The SARs may be adjusted or terminated in any manner as contemplated by Section 8 of the Plan.
12.Non-solicitation, Nondisparagement and Confidentiality.
12.1In consideration of the SARs, the Participant agrees as follows:
(a)You acknowledge that the relationships between the Corporation and its employees are valuable assets of the Corporation. During your employment and for a period of one (1) year after termination of your Continuous Service, regardless of the reason for the termination of your Continuous Service, you agree not to hire, or assist any other party in hiring, using, or contracting with (or to solicit for hire, use or to contract with) any individual(s) employed by the Corporation or its Affiliates (collectively, “Staff”). During your employment and for a period of one (1) year after termination of your Continuous Service, you agree not to contact Staff (or have someone else contact Staff) for the purpose of terminating their relationship with the Corporation or offering employment opportunities outside of the Corporation.
(b)You acknowledge that the relationships between the Corporation and its customers are valuable assets of the Corporation. During your employment and for a period of one (1) year after termination of your Continuous Service, regardless of the reason for the termination of your Continuous Service, you agree that you will not contact (or have someone else contact) any then-current customer of the Corporation or its Affiliates (or prospective customer with whom the Corporation or Affiliate is negotiating or preparing a proposal for products or services) (collectively, Corporation “Customers”) for the purposes of: (a) inducing them to terminate their business relationship with the Corporation; (b) discouraging them from doing business with the Corporation; or (c) offering products or services that are similar to or competitive with those of the Corporation or its Affiliates. “Contact” with any Customer includes responding to contact initiated by the Customer. These prohibitions cover solicitations or contact by you whether on your own behalf, as an employee of a third party, as an independent contractor, as a consultant, or any other status. Because of the valuable relationships the Corporation has with its Customers, you agree that, during your employment and for a period of one (1) year after termination of your Continuous Service, regardless of the reason for the termination of your Continuous Service, accept a position with any Corporation Customer unless you obtain prior written consent from the Corporation.
(c)You agree not to and will not, either by conversation or any other oral expression, by letter or any other written expression, or by any other deed or act of communication to the public or to any individual person or entity or groups of persons or entities, specifically including, but not limited to, shareholders, past, present or future customers, clients, employees, independent contractors, or business associates of the Corporation, hereafter disparage, criticize, condemn or impugn the reputation, business practices, finances or financial performance, or character of the Corporation, any of its Affiliates and/or their respective board members, officers, directors, managers, employees, consultants or agents, including on or through any medium of publication including, but not limited to through any social media platform, any website, and employee/employer or Corporation review forums, and further specifically including, by way of example but not limitation, any of the following sites: Stocktwits and any of its competitors or alternative social network platforms, Glassdoor, LinkedIn, Upwork, Facebook, and Reddit.
(d)You reaffirm and agree to comply with the confidentiality provisions set forth in Section 3 of the Work Agreement between you and Zomedica, Inc. and its Affiliates.
12.2In the event of a breach or threatened breach of any of the covenants contained in Section 12.1:
(a)any vested or unvested SARs shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Agreement or the Plan;
(b)The Corporation has the right to “clawback” the payment of any Appreciation Value made to you before a breach or threatened breach or any of the covenants contained in Section 12.1; and
(c)You acknowledge that violation of any of the covenants in this Section 12.1 will cause immediate and irreparable damage to the Corporation, entitling it to injunctive relief. You specifically consent to the issuance of temporary, preliminary, and permanent injunctive relief to enforce the terms of this Agreement. In addition to injunctive relief, the Corporation is entitled to all money damages available under the law. If you violate this Agreement, in addition to all other remedies available to the Corporation at law, in equity, and under contract, you agree that you are obligated to pay all the Corporation’s costs of enforcement of this Agreement, including attorneys’ fees and expenses.

13.Compliance with Law. The exercise of the SARs shall be subject to compliance by the Corporation and the Participant with all Applicable Laws.
14.Designation of Beneficiary. The Participant may name a beneficiary or beneficiaries by whom any right under this Agreement may be exercised in the event of the Participant’s death, by completing a beneficiary designation form substantially in the form of Exhibit B attached hereto. The beneficiary designation form shall be effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime.
15.Notices. Any notice required to be delivered to the Corporation under this Agreement shall be in writing and addressed to the General Counsel of the Corporation at the Corporation's principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant's address as shown in the records of the Corporation. Either party may designate another address in writing (or by such other method approved by the Corporation) from time to time.
16.Clawback. Notwithstanding any other provisions in this Plan, the Corporation may cancel this Agreement, require reimbursement of any payments made pursuant to this Agreement, and effect any other right of recoupment of compensation provided under this Agreement in accordance with the Clawback Policy adopted by the Board effective October 2, 2023, and any other Corporation policies that may be adopted and/or modified from time to time ("Clawback Policy"). In addition, the Participant may be required to repay to the Corporation previously paid compensation, whether provided pursuant to the Plan or this Agreement, in accordance with the Clawback Policy. By accepting this Agreement, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Corporation in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
17.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the Sate of Delaware without regard to conflict of law principles.
18.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Corporation to the Board for review. The resolution of such dispute by the Board shall be final and binding on the Participant and the Corporation.
19.SARs Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
20.Successors and Assigns. The Corporation may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the SARs may be transferred by will or the laws of descent or distribution.

21.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
22.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Corporation at any time, in its discretion. The grant of the SARs in this Agreement does not create any contractual right or other right to receive any SARs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Corporation. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Corporation.
23.Amendment. The Board has the right to amend, alter, suspend, discontinue or cancel the SAR, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement without the Participant's consent.
24.No Impact on Other Benefits. The value of the Participant's SARs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
25.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
26.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the SARs subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the SARs and that the Participant should consult a tax advisor prior to such exercise.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ZOMEDICA CORP.
By: _____________________ Name: Title:
[EMPLOYEE NAME]
By: _____________________ Name:

4869-2098-3753 v1 [102652-3]

EXHIBIT A

ZOMEDICA CORP.

2024 STOCK APPRECIATION RIGHTS PLAN

STOCK APPRECIATION RIGHT AGREEMENT

EXERCISE NOTICE

Zomedica Corp.

_______________________

_______________________

Attention: Chief Financial Officer

1.Exercise of Stock Appreciation Right.  Effective as of today, __________________ 20___, the undersigned (“Participant”) hereby elects to exercise ___________ Stock Appreciation Rights (“SARs”) under and pursuant to the Zomedica Corp. 2024 Stock Appreciation Rights Plan (the “Plan”) and the Stock Appreciation Rights Agreement dated _______________, 20___ (the “Stock Appreciation Rights Agreement”).  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

Participant acknowledges that the Appreciation Value of the SARs will be paid to Participant in the form of cash, and that all applicable federal, state and local taxes will be withheld.

2.Representations of Participant.  Participant acknowledges that Participant has received, read and understood the Plan and the Stock Appreciation Rights Agreement and agrees to abide by and be bound by their terms and conditions.

3.Tax Consultation.  Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s exercise hereunder.  Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Corporation for any tax advice.

4.Entire Agreement; Governing Law.  The Plan and the Stock Appreciation Rights Agreement are incorporated herein by reference.  This Exercise Notice, the Plan and the Stock Appreciation Rights Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.  This Agreement is governed by the law of the State of Delaware except for that body of law pertaining to conflict of laws.

[SIGNATURE PAGE FOLLOWS]

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Submitted by: Participant: Signature	Accepted by: Zomedica Corp. By: Title:
Print Name: Address:

[SIGNATURE PAGE TO STOCK APPRECIATION RIGHT AGREEMENT

EXERCISE NOTICE]

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EXHIBIT B

ZOMEDICA CORP.

2024 STOCK APPRECIATION RIGHTS PLAN

BENEFICIARY DESIGNATION

STOCK APPRECIATION RIGHTS AGREEMENT

Primary Beneficiary

In the event of my death, I hereby designate the following person as the beneficiary who may exercise my rights under the Stock Appreciation Rights Agreement (the “Agreement”) between me and Zomedica Corp. (the “Corporation”), and/or will receive any unpaid amounts if I should die after exercise of the SAR and before full payment of the Appreciation Value to me.

Name:_______________________________________

Address: ______________________________________

_______________________________________

Relationship:

Social Security Number: _________________________

Alternate Beneficiary

In the event the foregoing beneficiary is not living at the time of my death, I hereby designate the following person as the alternate beneficiary who may exercise my rights under the Agreement and/or will receive any unpaid amounts if I should die after exercise of the SAR and before full payment of the Appreciation Value to me.

Name:_______________________________________

Address: ______________________________________

_______________________________________

Relationship:

Social Security Number: _________________________

I understand that, should both my designated beneficiary and my alternate beneficiary predecease me, my estate may exercise my rights under the Agreement, and the amount that

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otherwise would have been payable to such designated beneficiary or alternate beneficiary shall be payable to my estate.

I hereby authorize the Corporation to accept the exercise of my rights made by my beneficiary upon written documentation of his/her identity, and to make payment to the beneficiary in accordance with the above designations and agree on behalf of myself and my heirs that payment so made shall be a complete discharge of any claim that I or my heirs may have and shall constitute a release of the Corporation from any further obligation under the Plan and the Agreement.

I hereby revoke any and all prior beneficiary designations in connection with the Agreement and I reserve the right to revoke or change at any time the designations made above.

_____________________________________________________________

DateName (print)

_____________________________________________________________

Signature of WitnessSignature

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